EXHIBIT 5.1

                      KRYS BOYLE FREEDMAN & SAWYER, P.C.
                               Attorneys at Law
Telephone                   Suite 2700 South Tower                  Facsimile
(303) 893-2300              600 Seventeenth Street             (303) 893-2882
                         Denver, Colorado  80202-5427


                               April 5, 2002


Bion Environmental Technologies, Inc.
18 East 50th Street, 10th Floor
New York, New York 10022

                 Re:  Liquidity of Issuance of Common Shares

Gentlemen:

     We have acted as counsel for Bion Environmental Technologies, Inc., a Colorado corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, covering the offer and sale by the Company of up to 3,000,000 of the Company's Common Shares issuable pursuant to its 2002 Incentive Plan. We have reviewed the corporate actions of the Company in connection with these matters and have examined such documents, corporate records and other instruments as we deemed necessary for the purpose of issuing this opinion.

     Based upon the foregoing, it is our opinion that:

       (i) the Company is a corporation duly organized and validly existing under the laws of the State of Colorado;

      (ii) the issuance of the Common Shares has been duly authorized by the Company; and

     (iii) the 3,000,000 Common Shares offered, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, and when full payment therefor shall have been received by the Company, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     KRYS BOYLE FREEDMAN & SAWYER, P.C.


                                     By:  /s/ Stanley F. Freedman, P.C.
                                          Stanley F. Freedman, P.C.